United States

Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

Landmark Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue

Manhattan, Kansas 66502

(Address of principal executive offices) (Zip code)

(785) 565-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations.

On October 26, 2016, Landmark Bancorp, Inc. (the “Company”) issued a press release announcing results for the quarter and nine months ended September 30, 2016. The press release is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

The Company also announced in the press release that its Board of Directors approved a cash dividend of $0.20 per share and a 5% stock dividend. The cash dividend will be paid to all stockholders of record as of November 9, 2016 and payable on November 23, 2016. The 5% stock dividend will be issued December 15, 2016, to common stockholders of record on December 1, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 26, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Vice President, Secretary, Treasurer and Chief Financial Officer